Exhibit 99.1

JAKKS Pacific Reports Third Quarter 2020 Financial Results

Substantial Progress on Improving Profitability

SANTA MONICA, Calif.--(BUSINESS WIRE)--November 2, 2020--JAKKS Pacific, Inc. (NASDAQ: JAKK) today reported financial results for the third quarter ended September 30, 2020.

Highlights

  Third quarter 2020 net sales were $242.3 million compared to $280.1 million last year
    Excluding declines in Frozen and Disguise Halloween costumes, Q3 net sales were up 13% year-over-year
    Retail POS at top three accounts up 28% year-to-date
  Gross margin of 30.8%, up from 28.9%, an improvement of 190 basis points year-over-year driven by disciplined cost control and improved inventory
    JAKKS’ inventories down 16% year-over-year, both at top three retailers and on JAKKS’ balance sheet
  Strong liquidity of $112 million with unrestricted cash of $75 million and revolver availability of $37 million
  Third quarter 2020 net income attributable to common stockholders of $32.1 million
  Year-to-date Adjusted EBITDA of $24.3 million up 56% vs. $15.6 million in 2019
  Subsequent to the quarter-end, the Company reached an agreement with term loan holders that provided covenant relief through March 2022 and a related $15 million early pay-down that will save $1.6 million in annual interest expense

Management Commentary

“Our third quarter results exceeded our expectations for sales, gross margin, operating income and adjusted EBITDA,” said Stephen Berman, JAKKS Pacific’s Chairman and CEO. “We faced significant challenges in the quarter, including difficult comparisons against the successful launch of Disney Frozen 2 last year and reduced retailer commitments to Halloween products. Excluding declines in Disney Frozen® merchandise and Disguise Halloween costumes, our net sales rose thirteen percent compared to the third quarter of last year. Our disciplined cost controls and improved inventory management resulted in higher gross margins, lower SG&A expenses and higher operating income. Retail sales of our products continued to accelerate during the quarter. Our top three US customers in aggregate reported an increase in year-to-date sell-through of 28% through the first nine months, compared to an increase of 14% through the first half.

“We expect the balance of this year to show continued progress on profitability despite difficult revenue comparisons, and to end the year poised for growth in sales and profitability in 2021. We expect to close out the year on a strong note, and carry momentum into 2021. We remain committed to containing costs and managing our balance sheet prudently. We expect good performances over the holiday season from new introductions from Disney Princess®, Disney Frozen®, Electronic Arts® APEX Legends™, SEGA® Sonic the Hedgehog™ and Nintendo® Super Mario™. In addition, we’re continuing to see strong support from our internal brands and products like Kitten Catfe™, Xtreme Power Dump Truck™, ReDo™ Skateboard Co. and our re-launch of Eyeclops™.

“Looking ahead to next year, we believe sales will be buoyed by a more robust entertainment slate by our licensing partners compared to 2020, and what we hope will be a return to more normal consumer shopping patterns and gift giving, as well as a return to more normal Halloween activities. We believe our continued emphasis on margin improvement and cash preservation will lead to improved results in 2021.”

Net sales for the third quarter 2020 were $242.3 million down 14% versus $280.1 million last year. The decline was driven by lower sales of products related to Disney’s Frozen and Frozen 2, which were strong contributors to sales in the third quarter 2019, and by sharp declines in sales of Disguise Halloween costumes, demand for which was curtailed by COVID-19. Net sales in the Toys/Consumer Products segment were down 8% globally. Net sales of Disguise Halloween costumes declined 27%.

Despite the sales decline, net income attributable to common stockholders rose to $32.1 million, or $4.27 per diluted share, compared to $16.3 million, or $5.08 per diluted share last year. Last year’s third quarter net income included significant charges related to the extinguishment of convertible senior notes. Excluding similar charges and gains in both years, adjusted net income attributable to common stockholders (a non-GAAP measure) was $32.6 million, or $4.76 per diluted share in the third quarter of 2020 versus $31.4 million or $5.38 per diluted share in the third quarter of 2019. See note below on “Use of Non-GAAP Financial Information.”

Cash and Cash Equivalents

The Company’s cash and cash equivalents (including restricted cash) totaled $79.8 million as of September 30, 2020 compared to $66.3 million as of December 31, 2019 and $75.9 million as of September 30, 2019.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $60.0 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific will webcast its third quarter earnings call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 20 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately two hours following completion of the call through November 9, 2020 ending at 10:00 p.m. Eastern Time/7:00 p.m. Pacific Time. The playback can be accessed by calling (888) 859-2056 or (404) 537-3406 for international callers, with passcode “8283204#” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include; Fly Wheels™, Kitten Catfe™, Perfectly Cute™, ReDo™ Skateboard Co, X-Power™, Disguise®, Moose Mountain®, Maui®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a new generation of clean beauty. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that the Recapitalization transaction or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
	2020	2019
	(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$75,189	$61,613
Restricted cash	4,631	4,673
Accounts receivable, net	166,789	117,942
Inventory	54,583	54,259
Prepaid expenses and other assets	22,125	21,898
Total current assets	323,317	260,385

Property and equipment	114,457	121,821
Less accumulated depreciation and amortization	100,238	106,562
Property and equipment, net	14,219	15,259

Operating lease right-of-use assets, net	25,473	32,081
Goodwill	35,083	35,083
Intangibles and other assets, net	9,499	22,414
Total assets	$407,591	$365,222

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$139,414	$100,711
Reserve for sales returns and allowances	44,217	38,365
Income taxes payable	1,625	2,492
Short term operating lease liabilities	9,661	9,451
Short term debt, net	22,544	1,905
Total current liabilities	217,461	152,924

Long term operating lease liabilities	18,392	25,632
Debt, non-current portion, net	151,379	174,962
Other liabilities	5,871	5,409
Income taxes payable	947	1,565
Deferred tax liability, net	226	226
Total liabilities	394,276	360,718

Preferred stock	1,418	483

Stockholders' equity:
Common stock, $.001 par value	5	4
Additional paid-in capital	211,636	200,507
Accumulated deficit	(186,081)	(183,149)
Accumulated other comprehensive loss	(14,841)	(14,422)
Total JAKKS Pacific, Inc. stockholders' equity	10,719	2,940
Non-controlling interests	1,178	1,081
Total stockholders' equity	11,897	4,021
Total liabilities, preferred stock and stockholders' equity	$407,591	$365,222

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$242,290	$280,130	$387,605	$446,138
Less cost of sales
Cost of goods	122,577	148,735	206,590	254,534
Royalty expense	41,171	45,152	66,531	69,118
Amortization of tools and molds	3,926	5,384	6,748	9,541
Cost of sales	167,674	199,271	279,869	333,193
Gross profit	74,616	80,859	107,736	112,945
Direct selling expenses	13,477	17,993	25,887	34,336
Selling, general and administrative expenses	22,876	24,979	65,827	74,456
Depreciation and amortization	605	1,614	2,244	4,930
Restructuring charge	-	24	1,631	294
Pandemic related charges	145	-	366	-
Acquisition related and other	-	587	-	5,957
Income (loss) from operations	37,513	35,662	11,781	(7,028)
Other income (expense):
Income from joint ventures	-	-	2	-
Other income (expense), net	112	36	166	(123)
Change in fair value of convertible senior notes	2,809	(463)	2,757	(2,992)
Change in fair value of preferred stock derivative liability	(2,707)	-	(624)	-
Loss on extinguishment of debt	-	(13,205)	-	(13,205)
Interest income	3	17	20	64
Interest expense	(5,566)	(4,617)	(16,656)	(10,554)
Income (loss) before provision for (benefit from) income taxes	32,164	17,430	(2,554)	(33,838)
Provision for (benefit from) income taxes	(267)	1,016	281	1,360
Net income (loss)	32,431	16,414	(2,835)	(35,198)
Net income (loss) attributable to non-controlling interests	49	(31)	97	57
Net income (loss) attributable to JAKKS Pacific, Inc.	$32,382	$16,445	$(2,932)	$(35,255)
Net income (loss) attributable to common stockholders	$32,066	$16,265	$(3,867)	$(35,435)
Income (loss) per share - basic	$8.39	$6.00	$(1.17)	$(14.32)
Shares used in income (loss) per share - basic	3,824	2,709	3,307	2,475
Income (loss) per share - diluted	$4.27	$5.08	$(1.17)	$(14.32)
Shares used in income (loss) per share - diluted	6,960	6,035	3,307	2,475

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands)		(In thousands)

Net income (loss)	$32,431	$16,414	$(2,835)	$(35,198)
Income from joint ventures	-	-	(2)	-
Other income (expense), net	(112)	(36)	(166)	123
Interest income	(3)	(17)	(20)	(64)
Interest expense	5,566	4,617	16,656	10,554
Provision for income taxes	(267)	1,016	281	1,360
Depreciation and amortization	4,531	6,998	8,992	14,471
Acquisition related and other	-	587	-	5,957
Restricted stock compensation expense	540	857	1,506	1,872
Change in fair value of convertible senior notes	(2,809)	463	(2,757)	2,992
Change in fair value of preferred stock derivative liability	2,707	-	624	-
Loss on extinguishment of debt	-	13,205	-	13,205
Restructuring charge	-	24	1,631	294
Pandemic related charges	145	-	366	-

Adjusted EBITDA	$42,729	$44,128	$24,276	$15,566

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)		(In thousands, except per share data)

Net income (loss) attributable to common stockholders	$32,066	$16,265	$(3,867)	$(35,435)
Restricted stock compensation expense	540	857	1,506	1,872
Acquisition related and other	-	587	-	5,957
Change in fair value of convertible senior notes	(2,809)	463	(2,757)	2,992
Change in fair value of preferred stock derivative liability	2,707	-	624	-
Loss on extinguishment of debt	-	13,205	-	13,205
Restructuring charge	-	24	1,631	294
Pandemic related charges	145	-	366	-
Tax impact of additional charges	(12)	(5)	(129)	(20)

Adjusted net income (loss) attributable to common stockholders	$32,637	$31,396	$(2,626)	$(11,135)

Adjusted income (loss) per share - basic	$8.53	$11.59	$(0.79)	$(4.50)
Shares used in adjusted income (loss) per share - basic	3,824	2,709	3,307	2,475
Adjusted income (loss) per share - diluted	$4.76	$5.38	$(0.79)	$(4.50)
Shares used in adjusted income (loss) per share - diluted	6,960	6,035	3,307	2,475

Contacts

Gateway Investor Relations
Sean McGowan, (949) 574-3860
Managing Director
smcgowan@gatewayir.com

JAKKS Pacific
Jared Wolfson
(424) 268-9330
jwolfson@jakks.net